Exhibit 99.1

HeartCore Enterprises Announces Expansion of Sales and Marketing Teams

HeartCore Hires U.S.-based Sabatini Sales Team

NEW YORK and TOKYO, September 13, 2023 (GLOBE NEWSWIRE) — HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), a leading enterprise software and consulting services company based in Tokyo, announced that it has hired the New York-based sales team of Sabatini Global (“Sabatini”).

“The acquisition of this sales team is another accomplishment as our two-pronged growth strategy continues to manifest itself into full effect,” said CEO Sumitaka Yamamoto. “The hiring of this New York-based sales team, along with our recent acquisition of Sigmaways, provides the staff and resources for HeartCore to expand our enterprise Content Management System (CMS) software business to more global markets. We have a major market share with well-known Japanese companies. To broaden and diversify our customer base, we are targeting growth in North America, Asia Pacific, and Europe. While adding new customers, we are also adding new technologies, such as process and task mining, and robotic process automation.

“Our new U.S.-based sales group brings in experienced sales professionals who have established customer relationships across various rapidly growing sectors, providing HeartCore the ability to leverage these existing relationships.”

Growth Strategy

●	To increase from 25% to 40% the global market share of our enterprise CMS business. (Market shares are approximate)
●	To build a portfolio of Japan-based growth companies that benefit our balance sheet through our GO IPOSM consulting services.

Outlook

“HeartCore is making great progress during this transformational period,” said Yamamoto. “We have a growing enterprise software business, and our balance sheet is benefitting from our GO IPO consulting services.”

●	HeartCore continues to expect 2023 to be the strongest year in the Company’s history.
●	High double-digit revenue growth is expected for the second half of 2023 from the enterprise software business, primarily due to our Sigmaways acquisition and the addition of our new U.S.-based sales team.
●	The Company expects assets generated from its GO IPO consulting service to strengthen its balance sheet through warrants and marketable securities with several IPOs in progress and more being considered.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading enterprise software and consulting services company.

HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. HeartCore’s GO IPOSM consulting services helps Japanese-based companies go public in the U.S. Additional information about the Company’s products and services is available at and https://heartcore-enterprises.com/

This news release and accompanying slides are available on the HeartCore website.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860